UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	20-4552341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6111 Bollinger Canyon Road, Suite 200

San Ramon, California 94583

(Address of principal executive offices, including Zip Code)

(925) 866-1100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2008, the registrant entered into (1) a Second Amended and Restated Senior Management Agreement, among the registrant; Solera, Inc., an indirect wholly-owned subsidiary of the registrant; Tony Aquila, president, chief executive officer and a director of the registrant; and additional parties, and (2) an Amended and Restated Securities Purchase Agreement, among the registrant; Jack Pearlstein, Chief Financial Officer and Secretary of the registrant; and additional parties.  These agreements are referred to herein as the “New Agreements.”  The respective New Agreement restates in its entirety Mr. Aquila’s Amended and Restated Senior Management Agreement and Mr. Pearlstein’s Securities Purchase Agreement (together, the “Previous Agreements”), which were entered into by the limited liability company predecessor of the registrant, to reflect the conversion of the registrant into a corporation in May 2007, the related conversion of the equity units of the registrant into shares of common stock, the completion of the registrant’s initial public offering in May 2007 and the completion of a subsequent public offering of the registrant’s common stock in October 2007.  The New Agreements reflect substantially all of the terms of the Previous Agreements.

Among other things, terms of the New Agreements clarify provisions of the Previous Agreements relating to accelerated vesting of equity held by the respective officers.  Under the New Agreements, certain shares held by Messrs. Aquila (1,309,226 shares) and Pearlstein (785,536 shares) are subject to vesting.  The New Agreements clarify that, following the registrant’s public offering in October 2007, the shares subject to vesting had vested in proportion to the percentage of shares held by affiliates of GTCR Golder Rauner II, L.L.C. (collectively, “GTCR” and, prior to the registrant’s initial public offering, the majority holder of the registrant’s common stock) that were sold in the registrant’s public offerings in May and October of 2007.  In addition, in connection with the registrant’s initial public offering, the registrant granted Mr. Aquila 150,648 restricted stock units and Mr. Pearlstein 50,216 restricted stock units under the registrant’s 2007 Long-Term Equity Incentive Plan.  Under restricted stock unit grant agreements, 40% of the restricted stock units vested upon grant, and the remainder vest at a rate of 5% per fiscal quarter.  The New Agreements accelerate the vesting of the restricted stock units to equal the percentage of shares subject to vesting that have vested as described above.

The New Agreements provide that shares subject to vesting and restricted stock units will continue to vest at the rate of 5% per fiscal quarter, and the vesting will be accelerated, if necessary, upon a public sale of shares by GTCR to equal the aggregate percentage of GTCR’s initial holdings that GTCR has sold through and including such public sale.

On January 28, 2008, the registrant entered into a Second Amended and Restated Securities Purchase Agreement between the registrant and Roxani Gillespie, a member of the registrant’s board of directors.  This agreement amends and restates in its entirety, on substantially the same terms, Ms. Gillespie’s Amended and Restated Securities Purchase Agreement, which was entered into by the limited liability company predecessor of the registrant, to reflect the conversion of the registrant into a corporation in May 2007, the related conversion of the equity units of the registrant into shares of common stock, the completion of the registrant’s initial public offering in May 2007 and the completion of a subsequent public offering of the registrant’s common stock in October 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.
/s/ Jack Pearlstein
Date: January 28, 2008	Name:	Jack Pearlstein
	Title:	Chief Financial Officer